Exhibit 99.4

SECURITY AGREEMENT

Dated as of December 11, 2007

between

WORLD HEART INC.

as Borrower,

and

ABIOMED, INC.

i

Section 6.3	Independent Obligations	20
Section 6.4	No Waiver by Course of Conduct	20
Section 6.5	Amendments in Writing	20
Section 6.6	Additional Pledged Collateral	21
Section 6.7	Notices	21
Section 6.8	Successors and Assigns	21
Section 6.9	Counterparts	21
Section 6.10	Severability	21
Section 6.11	Governing Law	21
Section 6.12	Jurisdiction.	21
Section 6.13	Waiver of Jury Trial	22
Section 6.14	Subordination	22

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Intellectual Property Security Agreement
Schedule 1	Filings
Schedule 2	Jurisdiction of Organization; Chief Executive Office
Schedule 3	Location of Inventory and Equipment
Schedule 4	Pledged Collateral
Schedule 5	Commercial Tort Claims
Schedule 6	Intellectual Property
Schedule 7	Governmental Licenses

ii

THIS SECURITY AGREEMENT, dated as of December 11, 2007, by and between World Heart Inc., a Delaware corporation (the “Borrower”), and ABIOMED, Inc., a Delaware corporation (the “Lender”),

W I T N E S S E T H:

WHEREAS, pursuant to the Note Purchase Agreement dated as of December 11, 2007 (as the same may be modified from time to time, the “Purchase Agreement”), among the Borrower, World Heart Corporation, a Canadian corporation (the “Parent”), and the Lender, the Lender has agreed to make a loan to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, it is a condition precedent to the obligation of the Lender to make extensions of credit to the Borrower under the Purchase Agreement that the Borrower shall have executed and delivered this Agreement to the Lender;

NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Purchase Agreement and to induce the Lender to make a loan to the Borrower thereunder, the Borrower hereby agrees with the Lender as follows:

ARTICLE I

DEFINED TERMS

Section 1.1             Definitions.  (a) Capital terms used herein without definition are used as defined in the Purchase Agreement or the Note.

(b)           The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined):  “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c)           The following terms shall have the following meanings:

“Agreement” means this Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Collateral Account” means a deposit account or securities account in the name of and under the sole control (as defined in the applicable UCC) of the Lender and (a) in the case of a deposit account, from which the Borrower may not make withdrawals during the occurrence and the continuation of an Event of Default except as permitted by the Lender and (b) in the case of a securities account, with respect to which the Lender shall be the entitlement holder and the only Person authorized to give entitlement orders with respect thereto.

“Collateral” has the meaning specified in Section 2.1.

“Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation of such Person, (b) the bylaws, operating agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers or managing members of such Person or the designation, amount or relative rights, limitations and preferences of any Stock of such Person.

“Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or of any document or undertaking (other than a Transaction Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Lender, among the Lender, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Borrower, effective to grant “control” (as defined under the applicable UCC) over such account, entitlement or contract, to the Lender.

“Controlled Securities Account” means each securities account or commodity account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and that is maintained by the Borrower with a securities intermediary or commodity intermediary approved by the Lender (such approval not to be unreasonably withheld)..

“Copyrights” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations thereof and all applications therefor.

“Excluded Property” means, collectively, (i) any permit or license of, or any Contractual Obligation, including without limitation, an IP License, entered into by, the Borrower (A) that prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation by the Borrower of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto or (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law or required consent is not obtained (and immediately upon the lapse, termination, unenforceability or ineffectiveness of any such prohibition or grant of such required consent, the Collateral shall include, and the Borrower shall be deemed to have automatically granted a security interest in, all such permits, licenses, Contractual Obligations or Stock or Stock Equivalents no longer subject to such prohibition or required consent), (iii) fixed or capital assets owned by the Borrower that is subject to a purchase money Lien or a Capital Lease if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation of any other Lien on such equipment; (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (v) any Stock issued by a Foreign Subsidiary; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Foreign Subsidiary” means any Subsidiary of Borrower that is not incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in, or relating to, any Intellectual Property except for any end user license agreement or other terms of use applicable to any purchaser or other user of the Borrower’s products or services.

“Loan Party” means the Borrower, the Parent and any other borrower that may be added to the Purchase Agreement.

“Material Intellectual Property” means any item of Intellectual Property that is owned by or licensed to the Borrower (other than any item of Intellectual Property which has an aggregate value of less than $25,000).

“Obligations” means, with respect to the Borrower, all amounts, obligations, liabilities of every type and description owing by the Borrower to the Lender arising out of, under, or in connection with, the Note, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising, and including, without duplication, (a) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (b) all other fees, expenses (including reasonable fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to the Lender pursuant to the Note.

“Patents” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to patents and applications therefor.

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations in the nature of any of the foregoing with, any Governmental Authority, in each case whether or not having the force of law, and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by the Borrower, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents listed on Schedule 4.  Pledged Certificated Stock excludes any Excluded Property.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of the Borrower in instruments evidencing any Debt owed to the Borrower or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Debt described on Schedule 4 issued by the obligors named therein.

“Pledged Investment Property” means any investment property of the Borrower, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of the Borrower as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of the Borrower in, to and under any Constituent Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 4, to the extent such interests are not certificated.  Pledged Uncertificated Stock excludes any Excluded Property.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each which have the force of law, and that are binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any Contractual Obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Trademarks” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations thereof and all applications therefor.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Lender’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.2             Certain Other Terms.  (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement.  References herein to an Annex, Schedule, Article,

Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement.  Where the context requires, provisions relating to any Collateral when used in relation to the Borrower shall refer to the Borrower’s Collateral or any relevant part thereof.

(b)           The term “payment in full” or “paid in full” with respect to the Secured Obligations means upon (A) payment and satisfaction in full of the Note and all other Obligations of the Borrower that are then due and payable and (B) deposit of cash collateral with respect to all contingent Obligations of the Borrower (in each case, other than contingent indemnification obligations as to which no claim has been asserted).

ARTICLE II

Grant of Security Interest

Section 2.1             Collateral.  For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)           all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, general intangibles, instruments, inventory, investment property and any supporting obligations related thereto (including any Pledged Collateral);

(b)           the commercial tort claims described on Schedule 5 and on any supplement thereto received by the Lender pursuant to Section 4.9;

(c)           all books and records pertaining to the other property described in this Section 2.1;

(d)           all property of the Borrower held by the Lender, including all property of every description, in the custody of or in transit to the Lender for any purpose, including safekeeping, collection or pledge, for the account of the Borrower or as to which the Borrower may have any right or power, including but not limited to cash;

(e)           all other goods (including but not limited to fixtures) and personal property of the Borrower, whether tangible or intangible and wherever located; and

(f)            to the extent not otherwise included, all proceeds of the foregoing; provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall automatically be deemed at all times from and after the date hereof to constitute Collateral.

Section 2.2             Grant of Security Interest in Collateral.  The Borrower, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Borrower (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Lender and grants to the Lender a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the Borrower.

ARTICLE III

Representations and Warranties

To induce the Lender to enter into the Note, the Borrower hereby represents and warrants each of the following to the Lender as of the Closing Date:

Section 3.1             Title; No Other Liens.  Except for the Lien granted to the Lender pursuant to this Agreement and other Permitted Liens, the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others.  The Borrower (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien, other than Permitted Liens.

Section 3.2             Perfection and Priority.  The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Lender in all Collateral subject, for the following Collateral, to the occurrence of the following:  (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 1 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Lender in completed and duly authorized form), (ii) with respect to any deposit account, the execution of Control Agreements, (iii) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to the Lender over such letter-of-credit rights, (v) in the case of electronic chattel paper, the completion of all steps reasonably necessary to grant control to the Lender over such electronic chattel paper and (vi) in the case of Vehicles, the actions required under Section 4.1(e).  Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over the Lender’s Lien by operation of law or unless otherwise permitted by any Transaction Document upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Lender of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Lender or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such investment property and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to the Lender of such instruments and tangible chattel paper.  Except as set forth in this Section 3.2, all actions reasonably requested by Lender of the Borrower that are reasonably necessary or desirable to perfect the Lien granted hereunder on the Collateral have been duly taken.

Section 3.3             Jurisdiction of Organization; Chief Executive Office.  The Borrower’s (a) jurisdiction of organization or formation, (b) exact legal name (as it appears in the Borrower’s Constituent Documents), (c) organizational identification number, if any, issued by the jurisdiction of organization or formation, (d) type of organization, (e) Federal Taxpayer Identification Number, (f) (g) location of its chief executive office or sole place of business, (h) legal name, jurisdiction of organization or formation, location of chief executive office, or organizational structure (including by merger or consolidation with any other Person) if different than otherwise provided in this Section 3.3 within the prior five (5)-year period, and (i) assets acquired from any other Person (other than Inventory and Equipment in the ordinary course from persons in the business of selling such goods), in each case as of the date hereof, is specified on Schedule 2.

Section 3.4             Locations of Inventory, Equipment and Books and Records.  On the date hereof, the Borrower’s inventory and equipment having a value in excess of $25,000 (other than inventory or equipment in transit or in the possession of a third party for repair or service in the ordinary course of business) and books and records concerning the Collateral are kept at the locations listed on Schedule 3; provided, however, that Borrower’s inventory and equipment that is kept at other locations (other than inventory or equipment in transit or in the possession of a third party for repair or service in the ordinary course of business) does not have a value in the aggregate in excess of $150,000 (Borrower’s inventory and equipment not required to be kept at such locations is referred to herein as “Immaterial Goods”).

Section 3.5             Pledged Collateral.  (a) The Pledged Stock pledged by the Borrower hereunder (a) is listed on Schedule 4 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 4, (b) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (c) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

(b)           As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates, which are listed on Schedule 4, has been delivered to the Lender in accordance with Section 4.3(a).

(c)           Upon the occurrence and during the continuance of an Event of Default, the Lender shall be entitled to exercise all of the rights of the Borrower in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as the Borrower and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of the Borrower, the Borrower shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 3.6             Instruments and Tangible Chattel Paper Formerly Accounts.  No amount payable to the Borrower under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Lender, properly endorsed for transfer, to the extent delivery is required by Section 4.6(a).

Section 3.7             Intellectual Property.  Schedule 6 sets forth a true and complete list of the following Intellectual Property the Borrower owns, licenses from an other Person or otherwise has the right to use:  (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet domain names and (iii) Material Intellectual Property and material Software, separately identifying that which is owned by the Borrower and that which is licensed to the Borrower by an other Person, and including for each of the foregoing, items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered, or in which an application for registration has been filed, or in which such Intellectual Property otherwise arises, (4) as applicable, the registration or application number and registration or application date and (5) any

IP Licenses or other rights (including franchises) granted by the Borrower to any third Person with respect thereto, except for any end user license agreement or other terms of use applicable to any purchaser or other user of the Borrower’s products or services.

Section 3.8             Commercial Tort Claims.  The only commercial tort claims of the Borrower existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 5, which sets forth such information separately for the Borrower.

Section 3.9             Specific Collateral.  None of the Collateral is, or is proceeds or products of, farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 3.10           Enforcement.  No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Lender of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

Section 3.11           Promissory Notes and Debt Securities.  Schedule 4 hereto sets forth a list of all promissory notes and debt securities payable or due to the Borrower by or from any other Person that will not be repaid on the Closing Date.

Section 3.12           Governmental Licenses.  Schedule 7 hereto sets forth a description of each material license of the Borrower from a Governmental Authority which is reasonably necessary to the conduct of the business of the Borrower as conducted on the date hereof.

ARTICLE IV

Covenants

The Borrower agrees with the Lender to the following, as long as any Obligation or Commitment remains outstanding:

Section 4.1             Maintenance of Perfected Security Interest; Further Documentation and Consents.  (a) Generally.  The Borrower shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Transaction Document, any Requirement of Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of the Borrower or the Lender to Sell any Collateral.

(b)           The Borrower shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

(c)           The Borrower shall furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Lender may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Lender.

(d)           At any time and from time to time after the date hereof, upon the written reasonable request of the Lender, the Borrower shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Lender may reasonably request, including (A) using its commercially reasonable efforts to secure all approvals reasonably necessary or appropriate for the assignment to or for the benefit of the Lender of any Contractual Obligation, including any IP License, held by the Borrower and to enforce the security interests granted hereunder, (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts and (C) arranging for the Lender’s first priority security interest to be noted on the certificate of title of each Vehicle and shall file any other necessary documentation in each jurisdiction that the Lender shall deem reasonably advisable to perfect its security interests in any Vehicle; provided that no additional action to perfect shall be required with respect to any Vehicle having a fair market value of less than $10,000.

(e)           Within 45 days after the end of any fiscal quarter, Borrower shall provide notification to Lender of any change to the locations set forth on Schedule 3 during such fiscal quarter of its inventory and equipment other than Immaterial Goods.

Section 4.2             Changes in Locations, Name, Etc.  Except upon 10 days’ prior written notice to the Lender and delivery to the Lender of all documents reasonably requested by the Lender to maintain the validity, perfection and priority of the security interests provided for herein, the Borrower shall not do any of the following:

(i)             change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3; or

(ii)            change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 4.3             Pledged Collateral.  (a) Delivery of Pledged Collateral.  The Borrower shall (i) deliver to the Lender, in suitable form for transfer and in form and substance reasonably satisfactory to the Lender, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account.

(b)           Event of Default.  During the continuance of an Event of Default, the Lender shall have the right, at any time in its discretion and without notice to the Borrower, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c)           Cash Distributions with respect to Pledged Collateral.  Except as provided in Article V, the Borrower shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d)           Voting Rights.  Except as provided in Article V, the Borrower shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by the Borrower that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Transaction Document.

Section 4.4             Accounts.  (a) The Borrower shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

(b)           Upon the occurrence and during the continuation of an Event of Default, the Lender shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Borrower shall furnish all such assistance and information as the Lender may reasonably require in connection therewith.  At any time and from time to time, upon the Lender’s reasonable request, the Borrower shall cause independent public accountants or others reasonably satisfactory to the Lender to furnish to the Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts.

Section 4.5             Commodity Contracts[Intentionally Omitted.]

Section 4.6             Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.  (a) If any amount payable under or in connection with any Collateral owned by the Borrower shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 4.3(a) and in the possession of the Lender, the Borrower shall mark all such instruments and tangible chattel paper with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of ABIOMED, Inc.” and, at the reasonable request of the Lender, shall immediately deliver such instrument or tangible chattel paper to the Lender, duly indorsed in a manner reasonably satisfactory to the Lender.

(b)           The Borrower shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property that constitutes Collateral to any Person other than the Lender.

(c)           If the Borrower is or becomes the beneficiary of a letter of credit in excess of $10,000 that is not a supporting obligation of any Collateral, the Borrower shall promptly, and in any event within 10 Business Days after becoming a beneficiary, notify the Lender thereof and, upon the request of Lender, enter into a Contractual Obligation with the

Lender, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit.  Such Contractual Obligation shall assign such letter-of-credit rights to the Lender and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC).  Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account.  The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Lender.

(d)           If any amount payable under or in connection with any Collateral owned by the Borrower shall be or become evidenced by electronic chattel paper, the Borrower shall take all steps reasonably necessary to grant the Lender control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 4.7             Intellectual Property.  (a) Within 45 days after the end of any fiscal quarter, Borrower shall provide notification to Lender of any material change to Schedule 6 for the Borrower during such fiscal quarter, and following the request of Lender, Borrower shall provide to Lender, the short-form intellectual property agreements and assignments as described in this Section 4.7 and other documents that the Lender reasonably requests with respect thereto.

(b)           The Borrower shall use commercially reasonable efforts (and shall use commercially reasonable efforts to cause all its licensees (i) (1) to continue to use each material Trademark in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) to use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (3) not to intentionally adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Lender shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not to intentionally or recklessly do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) is reasonably likely to become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Intellectual Property is reasonably likely to become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Intellectual Property is reasonably likely to become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Intellectual Property is reasonably likely to become publicly available or otherwise unprotectable; in each case.  Nothing in this Section 4.7(b) is intended to prevent the Borrower from abandoning, forfeiting, or ceasing to maintain any Trademark, Patent, Copyright or Trade Secret that does not constitute Material Intellectual Property, if: (i) the Borrower reasonably believes in good faith, that the preservation of such Trademark, Patent, Copyright or Trade Secret is no longer in the best interests of the Borrower (for example, the cost of preservation outweighs the utility or value of such item of Intellectual Property); and (ii) the failure to preserve such Trademark, Patent, Copyright or Trade Secret has no material impact on the value and scope of the Material Intellectual Property; provided that the Lender shall have consented to any intentional failure by Borrower to preserve such Trademark, Patent, Copyright or Trade Secret upon at least 10 day’s prior written notice from the Borrower, such consent not to be unreasonably withheld.

(c)           The Borrower shall notify the Lender promptly if it knows that any application or registration relating to any Intellectual Property is likely to become forfeited,

misused, unenforceable, abandoned or dedicated to the public, or of any materially adverse determination or development regarding the validity or enforceability or the Borrower’s ownership of, interest in, right to use, register, own or maintain any such Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office).  The Borrower shall take all commercially reasonable actions that are necessary or reasonably requested by the Lender to maintain and pursue each material application (and to obtain the relevant registration or recordation) and subject to the last sentence of Section 4.7(b), to maintain each material registration and recordation provided however, that if the Borrower reasonably determines in good faith that any application or registration of any item of Intellectual Property is more than likely to fail and that incurring additional expense in connection with such application or registration is not in the Borrower’s best interest, the Borrower may abandon such application or registration; provided, however, that the Borrower shall give the Lender at least 10 days’ prior written notice prior to any intentional abandonment of such application or registration and shall take any action requested by the Lender at Lender’s expense.

(d)           The Borrower shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property of any other Person.  In the event that any Intellectual Property of the Borrower is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, the Borrower shall take such action as it reasonably deems appropriate under the circumstances in response thereto, which may include, bringing suit and recovering all damages therefor, if the Borrower reasonably determines that bringing such suit is in the best interest of protecting the Borrower’s Intellectual Property, taking into account the nature and extent of the infringements or impairment in question.

(e)           Upon request of Lender, the Borrower shall execute and deliver to the Lender in form and substance reasonably acceptable to the Lender and suitable for filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 2 for all Copyrights, Trademarks, Patents and IP Licenses of the Borrower.

Section 4.8             Notices.  The Borrower shall promptly notify the Lender in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 4.9             Notice of Commercial Tort Claims.  The Borrower agrees that, if it shall acquire any interest in any commercial tort claim with an aggregate value in excess of $10,000 (whether from another Person or because such commercial tort claim shall have come into existence), (i) the Borrower shall, promptly upon such acquisition, deliver to the Lender, in each case in form and substance reasonably satisfactory to the Lender, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 5 containing a specific description of such commercial tort claim, (ii) Section 2.1 shall apply to such commercial tort claim and (iii) the Borrower shall execute and deliver to the Lender, in each case in form and substance reasonably satisfactory to the Lender, any document, and take all other action, deemed by the Lender to be reasonably necessary or appropriate for the Lender to obtain a perfected security interest having at least the priority set forth in Section 3.2 in all such commercial tort claims.  Any supplement to Schedule 5 delivered pursuant to this Section 4.9 shall, after the receipt thereof by the Lender, become part of Schedule 5 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 4.10           Maintenance of Property.  The Borrower shall maintain and preserve (a) in good working order and condition all of its property necessary in the conduct of its business and (b) all rights, permits, licenses, approvals and privileges (including all Permits and its registered Intellectual Property) necessary, used or useful in the conduct of its business (whether for the ownership, lease, sublease or other operation or occupation of property or otherwise), and shall make all necessary or appropriate filings with, and give all required notices to, Governmental Authorities; provided, however, that Borrower may dispose of obsolete, worn out or surplus property in the ordinary course of business and obsolete Intellectual Property as set forth in Section 4.7(b).

Section 4.11           Maintenance of Insurance.  The Borrower shall (a) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to its property and business with recognized financial responsibility insurance companies or associations that are prudent and customary in the businesses in which Borrower and the Subsidiaries are engaged and (b) no later than January 15, 2008 cause all such insurance relating to any property or business of the Borrower to name the Lender as additional insured or loss payee, as appropriate (except in the case of director and officer liability policies, employee fidelity policies, workers compensation policies, employee health and welfare policies, kidnap and ransom policies, theft policies, terrorism or similar policies) and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 15 days’ notice thereof to the Lender.

ARTICLE V

Remedial Provisions

Section 5.1             Code and Other Remedies.  (a) UCC Remedies.  During the existence and continuance of an Event of Default, the Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b)           Disposition of Collateral.  Without limiting the generality of the foregoing, the Lender may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the existence and continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving the Borrower or any other Person notice or opportunity for a hearing on the Lender’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) Sell, grant an option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Lender shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of the Borrower, which right or equity is hereby waived and released.

(c)           Management of the Collateral.  The Borrower further agrees, that, during the existence and continuance of any Event of Default, (i) at the Lender’s request, it shall assemble the Collateral and make it available to the Lender at places that the Lender shall reasonably select, whether at the Borrower’s premises or elsewhere, (ii) without limiting the foregoing, the Lender also has the right to require that the Borrower store and keep any Collateral pending further action by the Lender and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Lender is able to Sell any Collateral, the Lender shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Lender and (iv) the Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Lender’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.  The Lender shall not have any obligation to the Borrower to maintain or preserve the rights of the Borrower as against third parties with respect to any Collateral while such Collateral is in the possession of the Lender.

(d)           Application of Proceeds.  The Lender shall apply the cash proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Purchase Agreement, and only after such application and after the payment by the Lender of any other amount required by any Requirement of Law, need the Lender account for the surplus, if any, to the Borrower.

(d)           (e)           Direct Obligation.  The Lender shall not be required to make any demand upon, or pursue or exhaust any right or remedy against, the Borrower or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof.  All of the rights and remedies of the Lender under any Transaction Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law.  To the extent it may lawfully do so, the Borrower absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f)            Commercially Reasonable.  To the extent that applicable Requirements of Law impose duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender to do any of the following:

(i)             fail to incur significant costs, expenses or other liabilities reasonably deemed as such by the Lender to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)            fail to obtain Permits, or other consents, for access to any Collateral to Sell or for the collection or Sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)           fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)           advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring any such Collateral;

(v)            exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Lender, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)           dispose of assets in wholesale rather than retail markets;

(vii)          disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)         purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of any Collateral or to provide to the Lender a guaranteed return from the collection or disposition of any Collateral.

The Borrower acknowledges that the purpose of this Section 5.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.1.  Without limitation upon the foregoing, nothing contained in this Section 5.1 shall be construed to grant any rights to the Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 5.1.

(g)           IP Licenses and Real Property Licenses.  For the purpose of enabling the Lender to exercise rights and remedies under this Section 5.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, Sell or grant options to purchase any Collateral) at such time as the Lender shall be lawfully entitled to exercise such rights and remedies, upon the occurrence and during the continuance of an Event of Default, the Borrower hereby grants to the Lender, (i) a nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to the Borrower), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by the Borrower and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) a license (without payment of rent or other compensation to the Borrower) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by the Borrower.

Section 5.2             Accounts and Payments in Respect of General Intangibles.  (a) In addition to, and not in substitution for, any similar requirement in the Purchase Agreement, if required by the Lender at any time during the existence and continuance of a Default or an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by the Borrower, shall be promptly (and, in any event, within two Business Days) deposited by the Borrower in the exact form received, duly indorsed by the Borrower to the Lender, in a Cash Collateral Account, subject to withdrawal by the Lender as provided in Section 5.4.  Until so turned over, such payment shall be held by the Borrower in trust for the Lender, segregated from other funds of the Borrower.  Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)           At any time during the existence and continuance of an Event of Default:

(i)             the Borrower shall, upon the Lender’s request, deliver to the Lender all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Lender and that payments in respect thereof shall be made directly to the Lender; and

(ii)            the Lender may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of the Borrower to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Lender’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible.  In addition, the Lender may at any time enforce the Borrower’s rights against such account debtors and obligors of general intangibles.

(c)           Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  The Lender shall have no obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Transaction Document or the receipt by Lender of any payment relating thereto, nor shall the Lender be obligated in any manner to perform any obligation of the Borrower under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 5.3             Pledged Collateral.  (a) Voting Rights.  During the existence and continuance of an Event of Default, upon notice by the Lender to the Borrower, the Lender or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine), all without liability except to account for property actually received by it; provided, however, that the Lender shall have no duty to the Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)           Proxies.  In order to permit the Lender to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) the Borrower shall promptly execute and deliver (or cause to be executed and delivered) to the Lender all such proxies, dividend payment orders and other instruments as the Lender may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, the Borrower hereby grants to the Lender an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

(c)           Authorization of Issuers.  The Borrower hereby expressly irrevocably authorizes and instructs, without any further instructions from the Borrower, each issuer of any Pledged Collateral pledged hereunder by the Borrower to (i) comply with any instruction received by it from the Lender in writing that states that an Event of Default exists and is continuing and is otherwise in accordance with the terms of this Agreement and the Borrower agrees that such issuer shall be fully protected from liability to the Borrower in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Lender.

Section 5.4             Proceeds to be Turned over to and Held by Lender.  During the existence and continuance of an Event of Default and unless otherwise expressly provided in the Purchase Agreement, the Note or this Security Agreement, all proceeds of any Collateral received by the Borrower hereunder in cash or cash equivalents shall be held by the Borrower in trust for the Lender, segregated from other funds of the Borrower, and shall, promptly upon receipt by the Borrower, be turned over to the Lender in the exact form received (with any necessary endorsement).  All such proceeds of Collateral and any other proceeds of any Collateral received by the Lender in cash or cash equivalents shall be held by the Lender in a Cash Collateral

Account.  All proceeds being held by the Lender in a Cash Collateral Account (or by the Borrower in trust for the Lender) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Purchase Agreement.

Section 5.5             Registration Rights.  During the existence and continuance of an Event of Default (a) if, in the opinion of the Lender, it is reasonably necessary or advisable to Sell any portion of the Pledged Collateral by registering such Pledged Collateral under the provisions of the Securities Act of 1933 (the “Securities Act”), Borrower shall cause the issuer thereof to do or cause to be done all acts as may be, in the opinion of the Lender, reasonably necessary or advisable to register such Pledged Collateral or that portion thereof to be Sold under the provisions of the Securities Act, all as directed by the Lender in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and in compliance with the securities or “Blue Sky” laws of any jurisdiction that the Lender shall designate.

(b)           The Borrower recognizes that the Lender may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  The Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Lender shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(c)           The Borrower agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with all applicable Requirements of Law.  The Borrower further agrees that a breach of any covenant contained in this Section 5.5 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against the Borrower, and the Borrower hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Purchase Agreement.

Section 5.6             Deficiency.  The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Lender to collect such deficiency.

ARTICLE VI

MISCELLANEOUS

Section 6.1             Reinstatement.  The Borrower agrees that, if any payment made by the Borrower or any other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by the Lender to the Borrower, its estate, trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, any Lien or other Collateral securing the Borrower’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any the Borrower in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 6.2             Release of Collateral.  The Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Lender and the Borrower hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower upon payment in full of the Note and all other Secured Obligations.  The Borrower is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released.  At the request of the Borrower following any such termination, the Lender shall promptly deliver to the Borrower any Collateral of the Borrower held by the Lender hereunder and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

Section 6.3             Independent Obligations.  Upon any Event of Default, the Lender may, at its sole election, proceed directly and at once, without notice, against the Borrower and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Loan Party or any other Collateral and without first joining any other Loan Party in any proceeding.

Section 6.4             No Waiver by Course of Conduct.  The Lender shall not by any act (except by a written instrument pursuant to Section 6.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Lender would otherwise have on any future occasion.

Section 6.5             Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 7.4 of the Purchase Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments, in substantially the form of Annex 1, in each case duly executed by the Lender and the Borrower.

Section 6.6             Additional Pledged Collateral.  To the extent any Pledged Collateral has not been delivered as of the Closing Date, the Borrower shall deliver a duly executed pledge amendment in substantially the form of Annex 1 (each, a “Pledge Amendment”).  The Borrower authorizes the Lender to attach each Pledge Amendment to this Agreement.

Section 6.7             Notices.  All notices, requests and demands to or upon the Lender or the Borrower hereunder shall be effected in the manner provided for in Section 7.3 of the Purchase Agreement; provided, however, that any such notice, request or demand to or upon the Borrower shall be addressed to the Borrower’s notice address set forth in such Section 7.3 of the Purchase Agreement.

Section 6.8             Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Lender and its successors and assigns; provided, however, that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender; provided, however, that no consent is required in the event of an acquisition of Borrower by another Person whether by merger or through a sale of substantially all of Borrower’s assets.

Section 6.9             Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 6.10           Severability.  Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 6.11           Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 6.12           Jurisdiction.

(a)           Submission to Jurisdiction.  Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(b)           Service of Process.  The Borrower hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Agreement by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrower specified in Section 7.3 of the Purchase Agreement (and shall be effective when such mailing shall be effective, as provided therein).  The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Non-Exclusive Jurisdiction.  Nothing contained in this Section 6.12 shall affect the right of the Lender or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

Section 6.13           Waiver of Jury Trial.  Each party hereto hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any Transaction Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory).  Each party hereto (A) certifies that no other party and no Related Person of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this agreement by the mutual waivers and certifications in this Section 6.13.

Section 6.14           Subordination.

(a)           The Borrower covenants and agrees that the payment of all indebtedness, principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of any Loan Party), fees, charges, expenses, attorneys’ fees and any other sum, obligation or liability owing by any other Loan Party to the Borrower, including any intercompany trade payables or royalty or licensing fees (collectively, the “Intercompany Obligations”), is subordinated, to the extent and in the manner provided in this Section 6.14, to the prior payment in full of all Obligations (as defined under the security agreement dated December 11, 2007 between Parent and Investor) of such other Loan Party to the Investor (other than contingent indemnification obligations as to which no claim has been asserted) (the “Senior Obligations”) and that the subordination is for the benefit of Lender, and Lender may enforce such provisions directly.  Unless an Event of Default shall have occurred and be continuing, each Loan Party may make payments with respect to Intercompany Obligations.

(b)           The Borrower executing this Agreement hereby (i) authorizes Lender to demand specific performance of the terms of this Section 6.14, at any time when the Borrower shall have failed to comply with any provisions of this Section 6.14 which are applicable to it and (ii) irrevocably waives (to the maximum extent permitted by Requirement of Law) any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(c)           Upon any distribution of assets of any Loan Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i)             Lender shall first be entitled to receive payment in full in cash of the Senior Obligations from one or more of the Loan Parties before the Borrower is entitled to receive any payment on account of the Intercompany Obligations.

(ii)            Any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, to which any other Loan Party would be entitled except for the provisions of this Section 8.14(c), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to Lender, to the extent reasonably necessary to make payment in full of all Senior Obligations (other than contingent indemnification obligations as to which no claim has been asserted) remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefore to Lender.

(iii)           In the event that, notwithstanding the foregoing provisions of this Section 6.14(c), the Borrower receives any payment or distribution of assets of any other Loan Party of any kind or character, whether in cash, property or securities, shall be received by any other Loan Party on account of the Intercompany Obligations before all Senior Obligations (other than contingent indemnification obligations as to which no claim has been asserted) are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to Lender for application to the payment of the Senior Obligations (other than contingent indemnification obligations as to which no claim has been asserted) until all of the Senior Obligations (other than contingent indemnification obligations as to which no claim has been asserted) shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefore to Lender.

(d)           No right of Lender or any other present or future holders of any Senior Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Borrower with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

BORROWER

WORLD HEART INC.

By:	/s/ Jal S. Jassawalla
Name:
Title:

[SIGNATURE PAGE TO SECURITY AGREEMENT]

ACCEPTED AND AGREED
as of the date first above written:

ABIOMED, INC.

By:	/s/ Michael Minogue
Name: Michael Minogue
Title: CEO

[SIGNATURE PAGE TO SECURITY AGREEMENT]

ANNEX 1

TO

SECURITY AGREEMENT(1)

FORM OF PLEDGE AMENDMENT

This PLEDGE AMENDMENT, dated as of                          , 20    , is delivered pursuant to Section 6.6 of the Security Agreement, dated as of December 11, 2007, by World Heart Inc. (the “Borrower”), to ABIOMED, INC. (the “Lender”) pursuant to the Security Agreement between the Borrower and the Lender (the “Security Agreement”).  Capitalized terms used herein without definition are used as defined in the Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all of the Obligations of the Borrower.

World Heart Inc.

By:
Name:
Title:

[SIGNATURE PAGE TO SECURITY AGREEMENT]

Annex 1-A

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

[SIGNATURE PAGE TO SECURITY AGREEMENT]

ACKNOWLEDGED AND AGREED
as of the date first above written:

ABIOMED, Inc.

By:
Name:
Title:

[SIGNATURE PAGE TO SECURITY AGREEMENT]

ANNEX 2

TO

SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of                    ,               , is made by World Heart Inc.(“Borrower”), in favor of ABIOMED, Inc. (the “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement, dated as of December 11, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among the Borrower, the Parent and the Lender, the Lender has agreed to make a loan to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower has agreed, pursuant to a Security Agreement dated as of December 11, 2007 herewith in favor of the Lender (the “Security Agreement”), to grant a security interest in all assets to the Lender to secure payment of the Obligations of the Borrower;

NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Purchase Agreement and to make a loan to the Borrower thereunder, the Borrower hereby agrees with the Lender as follows:

Section 1.               Defined Terms.  Capitalized terms used herein without definition are used as defined in the Security Agreement.

Section 2.               Grant of Security Interest in Intellectual Property Collateral.  The Borrower, as collateral security for the prompt and complete payment and performance when due under the terms of the Note, of the Secured Obligations, hereby mortgages, pledges and hypothecates to the Lender and grants to the Lender a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of the Borrower (the “Intellectual Property Collateral”):

(a)           Copyrights.

(i)            all of its Copyrights and all IP Licenses providing for the grant by or to the Borrower of any right under any Copyright, including, without limitation, those referred to on Schedule 1A hereto;

(ii)           all renewals, reversions and extensions of the foregoing;

(iii)          all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof, other than, in each case, with respect to Excluded Property.

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(b)           Patents.

(i)            all of its Patents and all IP Licenses providing for the grant by or to the Borrower of any right under any Patent, including, without limitation, those referred to on Schedule 1B hereto;

(ii)           all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing;

(iii)          all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof, other than, in each case, with respect to Excluded Property.

(c)           Trademarks.

(i)            all of its Trademarks and all IP Licenses providing for the grant by or to the Borrower of any right under any Trademark, including, without limitation, those referred to on Schedule 1C hereto;

(ii)           all renewals and extensions of the foregoing;

(iii)          all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(iv)          all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof, other than, in each case, with respect to Excluded Property.

Section 3.               Security Agreement.  The security interest granted pursuant to this Intellectual Property Security Agreement is granted in conjunction with the security interest granted to the Lender pursuant to the Security Agreement and the Borrower hereby acknowledges and agrees that the rights and remedies of the Lender with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4.               Borrower Remains Liable.  The Borrower hereby agrees that, anything herein to the contrary notwithstanding, the Borrower shall assume full and complete responsibility for the prosecution, defense, enforcement or any other reasonably necessary or desirable actions in connection with their Intellectual Property Collateral and IP Licenses subject to a security interest hereunder.

Section 5.               Counterparts.  This Intellectual Property Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

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Section 6.               Governing Law.  This Intellectual Property Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Borrower has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

WORLD HEART INC.

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

ABIOMED, INC.

By:
Name:
Title: